As filed with the Securities and Exchange Commission on May 15, 1996

                                                   Registration No.
                                                                    -----------

- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                           Southwestern Energy Company
             (Exact name of registrant as specified in its charter)

          Arkansas                                          71-0205415
(State or other jurisdiction                              (I.R.S. employer
     of incorporation or                                 identification no.)
         organization)


                                ----------------

                                1083 Sain Street
                          Fayetteville, Arkansas 72703
              (Address of registrant's principal executive offices)


              Southwestern Energy Company 1993 Stock Incentive Plan
                            (Full title of the plan)


                               Charles E. Scharlau
                Chairman of the Board and Chief Executive Officer
                           Southwestern Energy Company
                                1083 Sain Street
                          Fayetteville, Arkansas 72703
                                 (501) 521-1141
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of each class of
   securities to be           Amount to be          Proposed offering         Proposed aggregate            Amount of
     registered(1)            registered(2)          price per share            offering price           registration fee
Common Stock,                  211,927 shares(3)       $13.9375(6)              $2,953,732.56(6)            $1,018.53(6)
$.10 par value per
share
                             1,024,108 shares(4)       $14.7025(7)             $15,056,947.87(7)            $5,192.05(7)
                                38,965 shares(5)       $13.9375(6)                $543,074.69(6)              $187.27(6)
                             ---------                 --------                --------------               ---------
Totals                       1,275,000 shares          $14.5520                $18,553,755.12               $6,397.85
                             =========                 ========                ==============               =========

1 There are also being registered hereunder an equal number of common stock purchase rights, which are currently attached to and transferable only with the shares of Common Stock registered hereby.

2 Together with an indeterminate number of shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Southwestern Energy Company 1993 Stock Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company pursuant to Rule 416 under the Securities Act of 1933, as amended (the "1933 Act").

3 Represents the number of remaining shares with respect to which incentive awards may be granted under the Plan.

4 Represents the number of shares with respect to which Options have been granted pursuant to the Plan and which are currently outstanding.

5 Represents the number of shares of restricted stock granted under the Plan.

6 Determined in accordance with Rule 457(h) under the 1933 Act on the basis of the average of the high and low prices of shares of Common Stock of the Company reported on the New York Stock Exchange.

7 Determined in accordance with Rule 457(h) under the 1933 Act on the basis of the average price per share of Common Stock of the Company at which options that have been granted under the Plan can be exercised.

- --------------------------

This Registration Statement shall hereafter become effective upon filing in accordance with Section 8(a) of the 1933 Act and Rule 462 thereunder.

PROSPECTUS
                           Southwestern Energy Company
                          Common Stock ($.10 Par Value)
                   (and attached common stock purchase rights)

         This Prospectus relates to up to 1,275,000 shares (the "Shares") of Common Stock, par value $.10 per share, including attached common stock purchase rights (collectively, the "Common Stock") of Southwestern Energy Company (the "Company"), 1,236,035 of which are issuable pursuant to and 38,965 of which have been issued as restricted stock under the Southwestern Energy Company 1993 Stock Incentive Plan (the "Plan") to certain key employees of the Company and its subsidiaries ("Selling Shareholders") who may be deemed to be "affiliates" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus may be used by Selling Shareholders to sell Shares. It is anticipated that Selling Shareholders will offer Shares for sale at prevailing prices on the New York Stock Exchange on the date of sale. The Company will receive none of the proceeds from the sale of the Shares that may be offered hereby, but may receive funds on the exercise of options pursuant to which the Selling Shareholders will acquire the Shares. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses by any Selling Shareholder will be borne by the Selling Shareholder.

         The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act, in which case any commissions received by any such broker may be deemed to be underwriting commissions under the 1933 Act.

         The Company's Common Stock is listed on the New York Stock Exchange, under the symbol SWN.

                           ---------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or make any representation not contained in this Prospectus, and, if given or made, such information should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to which, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of this Prospectus.

                   The date of this Prospectus is May 15, 1996

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, District of Columbia 20549, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and at Suite 1300, Seven World Trade Center, New York, New York 10048, and copied at prescribed rates. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral requests of any such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests to the Company for such copies should be directed to: Southwestern Energy Company, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, Attention: Corporate Secretary. Telephone requests to the Company may be directed to (501) 521-1141.

         The following documents are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         3. The Company's Registration Statement on Form 8-A dated October 23, 1981 as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

         4.       The Company's Registration Statement on Form 8-A dated May 10,
                  1989.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a posteffective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

                                TABLE OF CONTENTS

                                                                  Page
Use of Proceeds..................................................  3
Selling Shareholders.............................................  3
Plan of Distribution.............................................  5
Experts..........................................................  5
Legal Opinion....................................................  5
Indemnification..................................................  6

                                 USE OF PROCEEDS

         Shares sold pursuant to this Prospectus will be sold by Selling Shareholders for their own accounts and they will receive all proceeds from any such sale. The Company will receive none of the proceeds from any sale of Shares offered hereby but may receive funds upon the exercise of options granted to Selling Shareholders under the Plan, pursuant to which Selling Shareholders will acquire the Shares. The Company will add any such funds to its general funds and use them for corporate purposes.

                              SELLING SHAREHOLDERS

         The Shares are being registered for reoffers and resales by Selling Shareholders who may acquire or have acquired such Shares pursuant to grants of such Shares under the Plan or pursuant to the exercise of stock options granted to them under the Plan. The Selling Shareholders named on the following table may resell all, a portion of, or none of the Shares they acquire pursuant to the Plan. Key employees deemed to be "affiliates" of the Company who acquire Shares under the Plan may be added to the Selling Shareholders listed below from time to time, and the number of Shares eligible to be reoffered by the Selling Shareholders listed below may be adjusted, either by means of a posteffective amendment hereto or by use of a prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act.

         The following lists all individuals who currently hold options and/or restricted stock under the Plan and who may be eligible to resell under this Prospectus, and the amounts of Shares eligible to be resold.




 Selling Shareholder                                Position with the Company                                   Shares Eligible
                                                                                                                to be Reoffered
Charles E. Scharlau               Chief Executive Officer and Chairman of the Board                                   295,996

Dan B. Grubb                      President and Chief Operating Officer                                               151,937

Stanley D. Green                  Executive Vice President - Finance and Corporate Development                        146,147
                                  and Chief Financial Officer

B. Brick Robinson                 Executive Vice President and Chief Operating Officer,                               142,852
                                  Southwestern Energy Production Company and SEECO, Inc.

Gregory D. Kerley                 Vice President - Treasurer and Secretary and Chief Accounting                        58,753
                                  Officer

Billy W. Schader                  Manager, Production and Engineering, Southwestern Energy                             58,473
                                  Production Company

David W. Reinkemeyer              Exploration Manager, Southwestern Energy Production                                  58,473
                                  Company

Charles V. Stevens                Vice President, Transmission and Engineering, Arkansas Western                       33,473
                                  Gas Company

Dee Wayne Hency                   Director, Administration                                                             33,473

Jeffrey L. Dangeau                Attorney and Assistant Secretary                                                     33,368

Stephen L. Lessar                 Director, Acquisitions                                                               29,255

James T. Devins                   Vice President, Southwestern Energy Pipeline Company                                 12,543

Stanley T. Wilson                 Director, Corporate Accounting                                                        1,768

Ricky A. Gunter                   Director, Rates and Regulation, Arkansas Western Gas Company                          1,604

Lowell D. Boynton                 Manager, SEECO Development, Southwestern Energy                                       1,450
                                  Production Company

John R. Kehn, Jr.                 Vice President, Distribution Operations, Arkansas Western                               808
                                  Gas Company

Glenn M. Morgan                   Director, Accounting, Arkansas Western Gas Company                                      780

Harry L. Burrington               Marketing Director, Arkansas Western Gas Company                                        640

Michael Z. Hays                   Director, Engineering, Arkansas Western Gas Company                                     640

Billy G. Neel                     Division Operating Manager, Associated Natural Gas Company,                             640
                                  a division of Arkansas Western Gas Company


                              PLAN OF DISTRIBUTION

         The Selling Shareholders have not advised the Company of any specific plans for the distribution of Shares covered by this Prospectus but, if and when such Shares are sold, it is anticipated that the Shares will be sold from time to time primarily in transactions on the New York Stock Exchange at the market price then prevailing. Sales also may be made through negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If Shares are sold through brokers, the Selling Shareholders may pay customary brokerage commissions and charges. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and or the purchaser of the Shares so sold for whom such broker-dealers may act or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). The Selling Shareholders and any broker-dealers that act in connection with any sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of Shares as principal may be deemed to be underwriting discounts and commissions under the 1933 Act. Shares covered by this Prospectus also may be sold under Rule 144 or another exemption under the 1933 Act rather than pursuant to this Prospectus.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1995, and for each of the three years in the period ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL OPINION

         Jeffrey L. Dangeau, Esq. has passed upon the validity of the Shares. As of May 15, 1996, Mr. Dangeau beneficially owned 39,830 shares of Common Stock, including 1,371 shares granted under the Plan as restricted stock and options to purchase 31,997 Shares granted under the Plan that are expected to become exercisable at various times over a period not to exceed nine years beginning at the date of each grant, but which would become exercisable immediately upon a "change in control" of the Company, as defined in the Plan.

                                 INDEMNIFICATION

         The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains Directors' and Officers' Liability Insurance with limits of $30,000,000.

         Article ELEVENTH of the Company's Articles of Incorporation, as amended effective as of May 26, 1993, provides:

                  To the fullest extent permitted by the Arkansas Business Corporation Act of 1987 as it now exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director.

         Sections 6 and 7 of Article VII of the By-laws of the Company provide as follows:

                  SECTION 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:
         Directors and officers of the Company shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company's request. Employees and agents of the Company who are not directors or officers thereof may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The provisions of this Section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees and shall inure to the benefit of their heirs, executors, and administrators. For the purposes of this Section, directors, officers, trustees or employees of an organization shall be deemed to be rendering service thereto at the Company's request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.

                  SECTION 7. ADVANCEMENT OF LITIGATION EXPENSES: Expenses incurred by a director or officer of the Corporation in defending any actual or threatened action, or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company's request shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the relevant provisions of the Arkansas Business Corporation Act as it now exists or as it may hereafter be amended. Such expenses of employees and agents of the Company who are not directors or officers may be similarly advanced to the extent authorized at any time by the Board of Directors. The provisions of this section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers, and employees and shall inure to the benefit of their heirs, executors, and administrators. For purposes of this Section, directors, officers, trustees or employees of an organization shall be deemed to be rendering service thereto at the Company's request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.


Section 4-27-850 of the Arkansas 1987 Business Corporation Act provides as follows:

                  4-27-850 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS--INSURANCE.--A. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  B. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery or such other court shall deem proper.

                  C. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections
         A. and B. of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  D. Any indemnification under subsections A. and B. of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A. and B. of this section. Such determinations shall be made:

                           (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or

                           (2) If such a quorum is not  obtainable,  or, even if
         obtainable  a  quorum  of  disinterested   directors  so  directs,   by
         independent legal counsel in a written opinion; or

                           (3)  By the stockholders.

                  E. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  F. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  G. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of an other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                  H. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  I. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  J. The indemnification and advancement of expenses provided by or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 4 of the Plan provides as follows:

                  No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following  documents  filed or to be filed with the  Securities and
Exchange   Commission  (the  "SEC")  are   incorporated  by  reference  in  this
Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed by the Company with the SEC on March 29, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed by the Company with the SEC on May 15, 1996;

         (c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a posteffective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (d) The Company's Registration Statement on Form 8-A dated October 23, 1981, as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

         (e) The  Company's  Registration  Statement  on Form 8-A  dated May 10,
1989.

Item 4. Description of Securities

         The shares of the Company's Common Stock, $.10 par value per share, as well as the common stock purchase rights attached thereto (collectively, the "Common Stock") to be offered pursuant to the Plan have been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Common Stock offered hereby has been passed upon by Jeffrey L. Dangeau, Esq., Southwestern Energy Company, 1083 Sain Street, Fayetteville, Arkansas 72703. As of May 15, 1996, Mr. Dangeau beneficially owned 39,830 shares of Common Stock, including 1,371 shares granted under the Plan as restricted stock, and options to purchase 31,997 shares granted under the Plan that are expected to become exercisable at various times over a period not to exceed nine years beginning at the date of each grant, but which would become exercisable immediately upon a "change in control" of the Company as defined in the Plan.

         The consolidated financial statements of the Company as of December 31, 1995, and for each of the three years in the period ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item 6.  Indemnification of Directors and Officers

         The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains Directors' and Officers' Liability Insurance with limits of $30,000,000.

         Article ELEVENTH of the Company's Articles of Incorporation, as amended effective as of May 26, 1993, provides as follows:

                  To the fullest extent permitted by the Arkansas Business Corporation Act of 1987 as it now exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director.


         Sections 6 and 7 of Article VII of the Company's By-laws provide as follows:

                  SECTION 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:
         Directors and officers of the Company shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company's request. Employees and agents of the Company who are not directors or officers thereof may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The provisions of this Section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees and shall inure to the benefit of their heirs, executors, and administrators. For the purposes of this Section, directors, officers, trustees or employees of an organization shall be deemed to be rendering service thereto at the Company's request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the

         Board of Directors as an organization service to which shall be deemed to be so rendered.

                  SECTION 7. ADVANCEMENT OF LITIGATION EXPENSES: Expenses incurred by a director or officer of the Corporation in defending any actual or threatened action, or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company's request shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the relevant provisions of the Arkansas Business Corporation Act as it now exists or as it may hereafter be amended. Such expenses of employees and agents of the Company who are not directors or officers may be similarly advanced to the extent authorized at any time by the Board of Directors. The provisions of this section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers, and employees and shall inure to the benefit of their heirs, executors, and administrators. For purposes of this Section, directors, officers, trustees or employees of an organization shall be deemed to be rendering service thereto at the Company's request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.


         Section 4-27-850 of the Arkansas 1987 Business Corporation Act provides as follows:

                  4-27-850  INDEMNIFICATION OF OFFICERS,  DIRECTORS,  EMPLOYEES,
         AND AGENTS--INSURANCE.--A. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  B. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery or such other court shall deem proper.

                  C. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections
         A. and B. of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  D. Any indemnification under subsections A. and B. of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A. and B. of this section. Such determinations shall be made:

                           (1) By the board of directors by a majority vote of a
                  quorum consisting of directors who were not parties to such action, suit, or proceeding; or

                           (2) If such a quorum is not  obtainable,  or, even if
                  obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                 (3)  By the stockholders.

                  E. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if is shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  F. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  G. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                  H. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  I. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  J. The indemnification and advancement of expenses provided by or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


         Section 4 of the Plan provides as follows:

                  No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

Item 7.   Exemption From Registration Claimed

         On December 14, 1993, nine of the Selling Shareholders listed above received grants of restricted stock totalling 17,447 Shares. On February 23, 1994, thirteen of the Selling Shareholders listed above received grants of restricted stock totalling 4,975 shares in lieu of a portion of their 1993 cash bonuses, and on December 14, 1994, one of the Selling Shareholders listed above received a grant of 598 shares. On February 22, 1995, three of the Selling Shareholders elected to receive all or part of their 1994 cash bonuses in restricted shares resulting in a grant of 6,855 shares. On December 8, 1995, nine of the listed Selling Shareholders received grants of restricted stock totalling 9,090 shares. All of the grants of restricted stock vest and become transferable at various times over a five-year period beginning at the date of each grant. Registration of such restricted stock was not required because the grant of such Shares did not constitute a "sale" for purposes of the 1933 Act, since the Selling Shareholders did not individually bargain to contribute cash or other tangible or definable consideration to the Plan. See SEC Release 33-6188, SEC Docket Volume 19, No. 7 at 482 (February 19, 1980).

Item 8.  List of Exhibits

                  The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to the Exhibit Table in Item 601 of Regulation S-K):

          4.1     Southwestern Energy Company 1993 Stock Incentive Plan.

          5.1     Opinion of Jeffrey L. Dangeau, Esq.

         23.1 Consent of Jeffrey L. Dangeau, Esq. (contained in the opinion included in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP.

Item 9.  Undertakings

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on this 15th day of May, 1996.

                                                    SOUTHWESTERN ENERGY COMPANY


                                                By:    /s/  CHARLES E. SCHARLAU
                                                      -------------------------
                                                      Charles E. Scharlau
                                                      Chairman of the Board and
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officers:


  /s/  CHARLES E. SCHARLAU                           Date:     May 15, 1996
- ------------------------------                             -----------------
Charles E. Scharlau
Chairman of the Board and
  Chief Executive Officer


  /s/ DAN B. GRUBB                                    Date:     May 15, 1996
- ------------------------------                             -----------------
Dan B. Grubb
President and Chief Operating Officer


Principal Financial Officer:


  /s/ STANLEY D. GREEN                                 Date:     May 15, 1996
- ------------------------------                              -----------------
Stanley D. Green
Executive Vice President -
  Finance and Corporate Development
  and Chief Financial Officer


Principal Accounting Officer:


  /s/ GREGORY D. KERLEY                                 Date:     May 15, 1996
- ------------------------------                               -----------------
Gregory D. Kerley
Vice President - Treasurer and
  Secretary and Chief Accounting Officer

Directors:


  /s/  JOHN PAUL HAMMERSCHMIDT                       Date:     May 15, 1996
- -------------------------------                           -----------------
John Paul Hammerschmidt


  /s/  ROBERT L. HOWARD                              Date:     May 15, 1996
- -------------------------------                           -----------------
Robert L. Howard


  /s/  KENNETH R. MOURTON                            Date:     May 15, 1996
- -------------------------------                           -----------------
Kenneth R. Mourton


  /s/  CHARLES E. SANDERS                            Date:     May 15, 1996
- -------------------------------                           -----------------
Charles E. Sanders


  /s/  CHARLES E. SCHARLAU                           Date:     May 15, 1996
- -------------------------------                           -----------------
Charles E. Scharlau


                                                       EXHIBIT INDEX

                                                                                                        Sequentially
Exhibit                                                                                               Numbered Page
  No.                         Description                              Method of Filing                    Location

   4.1            Southwestern Energy Company                          Filed herewith
                  1993 Stock Incentive Plan

   5.1            Opinion of Jeffrey L. Dangeau, Esq.                  Filed herewith

  23.1            Consent of Jeffrey L. Dangeau, Esq.                  Filed herewith (contained
                                                                       in the opinion contained
                                                                       in Exhibit 5.1)

  23.2            Consent of Arthur Andersen LLP                       Filed herewith

